CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT




We hereby consent to the use in the Form SB-2 Registration Statement Amendment No. 3 of Riverbank Factors, Inc. our report dated January 24, 1997 relating to the balance sheet of Riverbank Factors, Inc. as of December 31, 1996, which appear in such Form SB-2 Registration Statement Amendment No. 3.








                              WEINBERG, PERSHES & COMPANY, P.A.
                              Certified Public Accountants



Boca Raton, FL
July 16, 1997